Exhibit 23.4

DEGOLYER AND MACNAUGHTON
500 | SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 26, 2013

SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the use by SandRidge Energy, Inc. (SandRidge) in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission on or about March 1, 2013, including any amendments thereto, of our name and to the inclusion therein of information taken from our third party letter report dated February 3, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2010, and to the incorporation by reference thereof into SandRidge’s Registration Statements on Form S-3 (File Nos. 333-184561-01; 333-184562-01; 333-180781 and 333-173185) and Registration Statements on Form S-8 (File Nos. 333-185440; 333-177004; 333-160527; 333-155441 and 333-148299).

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716